SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2008
JEFFERSONVILLE BANCORP
(Exact name of registrant as specified in its charter)

New York	0-19212	22-2385448

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 398, Jeffersonville, New York 12748
(Address of principal executive offices)
Registrant’s telephone number, including area code: (845) 482-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer and Principal Accounting and Financial Officer
On September 25, 2008, Jeffersonville Bancorp (the “Company”) terminated Charles E. Burnett, Chief Financial Officer and Principal Accounting and Financial Officer. The Company has commenced a search for a new Chief Financial Officer.
Appointment of Interim Principal Accounting and Financial Officer
Upon Mr. Burnett’s termination, the Company has appointed Virginia Sanborn, Controller, to assume the role of Principal Accounting and Financial Officer on an interim basis, subject to regulatory approval. Ms. Sanborn, age 49, holds a BBA degree in accounting from Pace University and is a CPA since 1983. She is the Controller for The First National Bank of Jeffersonville, the Company’s wholly-owned subsidiary (the “Bank”), a position she has held since January 2005. Prior to Ms. Sanborn’s joining the Bank, since 2003 she was a self employed CPA specializing in the manufacturing industry. Prior to this, she has worked for over 20 years as a CPA in various positions up to Controller in industry.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JEFFERSONVILLE BANCORP (Registrant)
/s/ Raymond Walter
Raymond Walter
President and Chief Executive Officer

Date: October 1, 2008